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Exhibit 10.10

PROMISSORY NOTE

U.S. $80,000.00	Denver, Colorado
Date: April 24, 2006

        1.     FOR VALUE RECEIVED, the undersigned (Borrower) promise(s) to pay David C. Reid or order, (Note Holder) the principal sum of Eighty Thousand and no/100 U.S. Dollars ($80,000.00). Principal shall be payable at 222 Milwaukee Street, Suite 301, Denver, Colorado 80206 or such other address as the Note Holder may designate, in one lump sum payment of Eighty Thousand Dollars (U.S. $80,000.00), due on demand. This note shall be non-interest bearing.

        2.     If any payment required by this Note is not paid when due, the indebtedness shall bear interest at the rate of 10 percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

        3.     Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty.

        Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

        4.     Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

        5.     Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

        6.     This Note evidences a business loan and not a consumer loan or consumer-related loan within the meaning of Colorado law.

GOLD RESOURCE CORPORATION
By:	/s/ WILLIAM W. REID Its President

    (SEAL)

        Borrower's address: 222 Milwaukee Street, Suite 301, Denver, CO 80206

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PROMISSORY NOTE